Exhibit 99.1
SLM CORPORATION Barclays Capital 2010 Global Financial Services Conference 9/14/10

FORWARD-LOOKING STATEMENTS results to be materially different from those reflected in such forward looking statements These factors include among This Presentation contains forward-looking statements and information based on management’s current expectations as of the date of this presentation. Statements that are not historical facts, including statements about our beliefs or expectations and statements that assume or are dependent upon future events, are forward-looking statements. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, increases in financing costs; limits on liquidity; any adverse outcomes in any significant litigation to which we are a party; our derivative counterparties terminating their positions with the Company if permitted by their contracts and the Company substantially incurring additional costs to replace any terminated positions; and changes in the terms of student loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). The Company could be affected by: changes in or the termination of various liquidity programs implemented by the federal government; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; changes in the composition of our Managed FFELP and Private Education Loan portfolios; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments, and in the securitization markets, which may increase the costs or limit the availability of financings necessary to initiate, purchase or carry education loans; changes in projections of losses from loan defaults; changes in general economic conditions; changes in prepayment rates and credit spreads; and changes in the demand for debt management services. The preparation of our consolidated financial statements also requires management to make certain estimates and assumptions including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this Presentation are qualified by these cautionary statements and are made only as of the date of this Presentation. The Company does not undertake any obligation to update or revise these forward-looking statements to conform the statement to actual results or changes in the Company’s expectations. 2

SLM CORPORATION Three Distinct Aspects of the Business Model FFELP Loan Portfolio and Guarantor Collection and Servicing Existing portfolios generating substantial income and cash flow Servicing cash flows are super senior, residuals stable due to minimal credit risk Cash flow enhances the ability to service debt Private Education Loan Originations and Portfolio Ongoing business with significant long term value Legacy portfolio quality vastly improved Sallie Mae Services Attractive fee business with little capital required & high return on equity Diverse portfolio of customers and services Opportunities exist to expand services provided including industry consolidation Efficient cost structure and top performer 3

SEGMENT AND "CORE EARNINGS" CONSOLIDATED STATEMENTS OF INCOME

(Dollars in millions)
(Unaudited)

	Six Months Ended June 30, 2010					
	Lending	APG	Other	Total "Core Earnings"	Adjustments	Total GAAP
Interest Income:						
FFELP Stafford and Other Student Loans	$ 598	$ -	$ -	$ 598	$ 10	$ 608
FFELP Consolidation Loans	782	-	-	782	292	1,074
Private Education Loans	1,141	-	-	1,141	-	1,141
Other Loans	16	-	-	16	-	16
Cash and investments	3	-	8	11	-	11
Total interest income	2,540	-	8	2,548	302	2,850
Total interest expense	1,087	-	-	1,087	13	1,100
Net interest income (loss)	1,453	-	8	1,461	289	1,750
Less: provisions for loan losses	741	-	-	741	-	741
Net interest income (loss) after provisions for loan losses	712	-	8	720	289	1,009
Contingency fee revenue	-	168	-	168	-	168
Collections revenue	-	39	-	39	-	39
Guarantor servicing fees	-	-	59	59	-	59
Other income	269	-	109	378	(5)	373
Total other income	269	207	168	644	(5)	639
Restructuring expense	37	2	5	44	-	44
Direct operating expenses	313	150	115	578	19	597
Overhead expenses	48	22	7	77	-	77
Operating expenses	361	172	122	655	19	674
Total expenses	398	174	127	699	19	718
Income (loss) before income tax expense (benefit)	583	33	49	665	265	930
Income tax expense (benefit)[(1)]	214	12	18	244	108	352
Net income (loss) attributable to SLM Corporation	$ 369	$ 21	$ 31	$ 421	$ 157	$ 578
Economic Floor Income (net of tax) not included in "Core Earnings"	$ 4	$ -	$ -	$ 4	$ -	$ -

(1) - Income taxes are based on a percentage of net income before tax for the individual reportable segment.

4

SallieMae

PRIVATE CREDIT Volume Consumer deleveraging continues to impact the US economy 2010 Private student loan originations projected to be $2.2 Bn Portfolio Performance Delinquency trends signal improving portfolio performance 2010 provision expected to be $1.3 Bn Medium Term Outlook Continued improvement in portfolio quality as portfolio seasons Continued growth in the total cost of education drives low double digit origination growth 5

SLM SERVICES FEE INCOME Six Months Ended June 30, 2010 $458 Million Loan Servicing including ED Servicing Contract Collections- Non Mortgage, $39 Largest collector of defaulted FFELP loans Other, $20 Saving For College, $58 Guarantor Servicing, $59 Contingency Collections, $168 Collecting on behalf of the Dept of Education for close to ten years Saving For College— largest private source of 529 plans Guarantor Servicing for student loans Loan Servicing, $114 Tuition payment plans and other processing services for colleges and universities 6

OPERATING EXPENSE REDUCTIONS Continued need to align operating expenses with origination volume 2 of 5 major facilities recently closed Investments on system upgrades masking initial reductions Committed to reducing operating expenses by $300+ million by 2012 7

FFELP PORTFOLIO GENERATES SIGNIFICANT CASH From FFELP Loan Portfolio Total Cash Flows from Projected Excess Spread = $9.0 Bn Total Cash Flows from Projected Servicing Revenues = $5.8 Bn From Trust Servicing Projected guarantor servicing revenues = $0.4 Bn Projected guarantor collection revenues = $0.6 Bn Base Case — Status Quo Vast majority of cash flow services unsecured debt maturities through 2014 Vast majority of cash available for shareholders after 2014 Residuals Sold at Economically favorable terms Accelerate retirement of unsecured debt Accelerate return of cash to shareholders 8

PROJECTED CASH FLOWS FROM FFELP PORTFOLIO

($ in Millions)

	2nd Half 2010	2011	2012	2013	2014	2015	2016	2017
Projected FFELP Average Balance	$121,701	$113,758	$102,673	$92,342	$82,915	$74,750	$66,815	$59,271
Projected Excess Spread	$454	$943	$878	$807	$718	$674	$606	$554
Projected Servicing Revenue	$400	$740	$659	$583	$515	$454	$397	$343
Projected Total Revenue	$854	$1,682	$1,537	$1,390	$1,233	$1,128	$1,003	$897

	2018	2019	2020	2021	2022	2023	2024	2025
Projected FFELP Average Balance	$52,135	$45,421	$39,299	$34,522	$30,503	$26,674	$22,978	$19,377
Projected Excess Spread	$499	$445	$372	$303	$271	$248	$225	$204
Projected Servicing Revenue	$293	$247	$206	$177	$155	$135	$116	$98
Projected Total Revenue	$792	$692	$578	$479	$426	$383	$341	$301

	2026	2027	2028	2029	2030	2031	2032	2033
Projected FFELP Average Balance	$15,857	$12,482	$9,593	$7,291	$5,398	$3,752	$2,307	$1,154
Projected Excess Spread	$179	$154	$132	$110	$88	$70	$44	$25
Projected Servicing Revenue	$80	$63	$49	$37	$27	$19	$12	$6
Projected Total Revenue	$259	$217	$180	$147	$116	$89	$56	$31

- Total Cash Flows from Projected Excess Spread = $9.0 Billion
- Total Cash Flows from Projected Servicing Revenues = $5.8 Billion

Assumptions
- CP/LIBOR = 10 basis points
- No Floor Income
- CPR/CDR = GS/PL (7.0%), SM (3.0%)

Excel spreadsheet available upon request

9

SallieMae

GAAP TO CORE EARNINGS RECONCILIATION ($in thousands, except per share amounts) Quarters Ended June 30, 2010 June 30, 2009 Dollars Diluted EPS Dollars Diluted EPS GAAP net income (loss) attributable to SLM Corporation Adjustment from GAAP to “Core Earnings” $337,818 $0.63 $(122,720) $(0.32 Net impact of securitization accounting — 25,861 Net impact of derivative accounting (301,421) 494,581 Net impact of Floor Income 88,419 (90,002) Net impact of acquired intangibles 9,710 9,758 Total “Core Earnings” Adjustments before net tax effect (203,292) 440,198 Net tax effect 74,846 (147,034) Total “Core Earnings” Adjustments (128,446) 293,164 “Core Earnings” net income attributable to SLM Corporation $209,372 $0.39 $170,444 $0.31 10